Exhibit T3F.1

CROSS-REFERENCE TABLE

Trust Indenture Act Section		New Indenture Section(s)
Section 310	(a)(1)	7.10
	(a)(2)	Not Applicable
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	Not Applicable
	(b)	7.10
	(c)	Not Applicable

Section 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable

Section 312	(a)	Not Applicable
	(b)	11.3
	(c)	11.3

Section 313	(a)	7.6
	(b)	7.6
	(c)	Not Applicable
	(d)	Not Applicable

Section 314	(a)	4.2
	(b)	Not Applicable
	(c)	Not Applicable
	(d)	Not Applicable
	(e)	Not Applicable
	(p)	Not Applicable

Section 315	(a)	7.1
	(b)	7.5
	(c)	Not Applicable
	(d)(1)	7.1
	(d)(2)	7.1
	(d)(3)	7.1
	(e)	6.11

Section 316	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable

Section 317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	Not Applicable

Section 318	(a)	Not Applicable

* This Cross-Reference Table shall not (i) be deemed, for any purpose, to constitute part of the New Indenture, nor (ii) have any bearing on the interpretation of any of its terms or provisions.

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